Exhibit 32.1

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hexion Specialty Chemicals, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig O. Morrison	/s/ William H. Carter
Craig O. Morrison	William H. Carter
Chief Executive Officer	Chief Financial Officer
May 12, 2010	May 12, 2010

A signed original of this written statement required by Section 906 has been provided to Hexion Specialty Chemicals, Inc. and will be retained by Hexion Specialty Chemicals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.